Exhibit 23.1

Date: January 23, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Ficaar Inc

We hereby consent to the inclusion to the Registration Statement (the “Registration Statement”) on Form 10 of Ficaar, Inc (the “Company”) of our audit report, dated November 29, 2017, with respect to our audit of the financial statements of the Company as of December 31, 2016 and the results of its operations, changes in equity and cash flows for the year ended December 31, 2016.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

Date: January 23, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Ficaar Inc

We hereby consent to the inclusion to the Registration Statement (the “Registration Statement”) on Form 10 of Ficaar, Inc (the “Company”) our review report dated January 23, 2018 with respect to our review of the interim financial statements of the Company as of September 30, 2017 and the related interim statements of its operations, changes in equity and cash flows for the three and nine month periods ended September 30, 2017 and 2016 included in the filing of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,